Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

Catalent Pharma Solutions, Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-3523163
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Catalent Pharma Solutions, LLC

(Exact name of obligor as specified in its charter)

Delaware	13-4268760
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Catalent USA Packaging, LLC

(Exact name of obligor as specified in its charter)

Delaware	05-0591182
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Catalent USA Woodstock, Inc.

(Exact name of obligor as specified in its charter)

Illinois	36-2667216
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Catalent CTS Holdings, LLC

(Exact name of obligor as specified in its charter)

Delaware	20-8045789
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Catalent CTS Informatics, Inc.

(Exact name of obligor as specified in its charter)

Delaware	77-0416283
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Catalent CTS Intermediate Holdings, LLC

(Exact name of obligor as specified in its charter)

Delaware	01-0933631
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Catalent CTS, LLC

(Exact name of obligor as specified in its charter)

Delaware	20-2000478
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Catalent CTS (Kansas City), LLC

(Exact name of obligor as specified in its charter)

Delaware	34-2044661
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Catalent US Holding I, LLC

(Exact name of obligor as specified in its charter)

Delaware	98-0585060
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Catalent US Holding II, LLC

(Exact name of obligor as specified in its charter)

Delaware	26-2839627
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

R.P. Scherer Technologies, LLC

(Exact name of obligor as specified in its charter)

Nevada	88-0441433
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Glacier Corporation

(Exact name of obligor as specified in its charter)

Vermont	20-0468135
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of principal executive offices)	(Zip code)

7.875% Senior Notes due 2018

and Guarantees of 7.875% Senior Notes due 2018

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223
Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-188382).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-188382).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 10th day of June, 2013.

THE BANK OF NEW YORK MELLON

By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286 And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2013, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,009,000
Interest-bearing balances	110,366,000
Securities:
Held-to-maturity securities	11,679,000
Available-for-sale securities	90,658,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	12,000
Securities purchased under agreements to resell	1,507,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	30,711,000
LESS: Allowance for loan and lease losses	214,000
Loans and leases, net of unearned income and allowance	30,497,000
Trading assets	5,884,000
Premises and fixed assets (including capitalized leases)	1,170,000
Other real estate owned	3,000
Investments in unconsolidated subsidiaries and associated companies	1,054,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,401,000
Other intangible assets	1,414,000
Other assets	13,654,000

Total assets	277,308,000

LIABILITIES
Deposits:
In domestic offices	119,812,000
Noninterest-bearing	74,186,000
Interest-bearing	45,626,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	113,384,000
Noninterest-bearing	7,043,000
Interest-bearing	106,341,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices .	1,566,000
Securities sold under agreements to repurchase	684,000
Trading liabilities	6,555,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	3,766,000
Not applicable
Not applicable
Subordinated notes and debentures	1,065,000
Other liabilities	11,146,000

Total liabilities	257,978,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	9,791,000
Retained earnings	8,517,000
Accumulated other comprehensive income	-463,000
Other equity capital components	0
Total bank equity capital	18,980,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	19,330,000

Total liabilities and equity capital	277,308,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons, Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Catherine A. Rein Michael J. Kowalski	Directors